Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               PARKS AMERICA! INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Washington                                             91-1395124
-----------------------------                              ---------------------
(State or other jurisdiction                                  (IRS Employer
    of incorporation)                                       Identification No.)

        Box 1400, Eagle, Idaho                                     83616
----------------------------------------                        ------------
(Address of Principal Executive Offices)                         (Zip Code)


                           Stock Issuance Pursuant to
             Long Range Corporate Planning and Business Development
            --------------------------------------------------------
                            (Full title of the plan)


                                                               Copy to:
                      Dr. Larry Eastland                    Hank Vanderkam
                      Parks America! Inc.                 Vanderkam & Sanders
                           Box 1400                     440 Louisiana, Suite 475
                       Eagle, Idaho 83616                 Houston, Texas 77002
                         (208) 463-1300                      (713) 547-8900
                  -----------------------------
                  (Name, address and telephone
                   number of agent for service)


     Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
  Title of securities         Amount to be    Proposed maximum     Proposed maximum      Amount of
   to be registered            registered    offering price per   aggregate offering    registration
                                                 share (1)              price              fee
-----------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value   600,000          $ 12.00           $7,200,000          $ 1,900.80
=====================================================================================================

(1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is based on the average bid and asked price as reported on the Nasdaq Electronic Bulletin Board on January 28, 2000.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION

     Information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Information required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following  documents filed with the Securities and Exchange  Commission
(the   "Commission")  are  incorporated  by  reference  into  this  Registration
Statement and are made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including, but not limited to, the Company's quarterly reports on Form 10-QSB for the fiscal quarter ended September 30, 1999.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

Common Stock

     General. The Company is authorized to issue 15,000,000 shares of Common Stock, $.0001 par value per share.

     The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

     Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

     Dividend Policy. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

Preferred Stock

     The Company is authorized to issue 15,000,000 shares of Preferred Stock with a par value of $.0001 per share. The Company's Board of Directors is authorized to divide the Preferred Stock into series and with respect to each series to determine the dividend rights, dividend rates, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), redemption rights and terms, liquidation preferences, sinking fund rights and terms, the number of shares constituting the series and the designation of each series.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The securities being registered hereby are being issued to Shipwright Assets, Forbes Investments, Ltd., and Market Management International, Inc. in payment for long range corporate planning and business development, including but not limited to the development of corporate strategy, market direction and implantation of business plans. Vanderkam & Sanders has rendered an opinion in connection with the shares being registered hereunder.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation, as amended, eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Washington law. The Company's Bylaws provide that the Company shall have the power to indemnify its officers and directors to the extent permitted by the Revised Code of Washington. The Revised Code of Washington authorize a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Washington law.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.

     The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the director received a benefit in money, property or services to wich the director is not legally entitled. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance.

     The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8. EXHIBITS

     4.1 Consulting Agreement dated January 14, 2000 with Market Management International, Inc.
     4.2  Consulting  Agreement dated January 14, 2000 with  Shipwright  Assets,
          Ltd.
     4.3  Consulting  Agreement dated January 14, 2000 with Forbes  Investments,
          Ltd.
     5.1 Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered
     23.1 Consent of Vanderkam & Sanders (included in Exhibit 5.1)
     23.2 Consent of Mark Bailey & Co. Ltd.

ITEM 9. UNDERTAKINGS

     (a)  The registrant hereby undertakes:

          (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagle, State of Idaho on the 28th day of January, 2000.

                                   PARKS AMERICA! INC.



                                 By: /s/ Dr. Larry Eastland
                                    -----------------------------------------
                                   DR. LARRY EASTLAND,  Chairman of the Board

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signatures         Title                                      Date
       ---------------    ---------                                  --------

/s/ Dr. Larry Eastland    Chairman of the Board of Directors    January 28, 2000
------------------------  (Principal Executive Officer)
DR. LARRY EASTLAND

/s/ Robert Klosterman     President, Treasurer and Director     January 28, 2000
------------------------  (Principal Financial and Accounting
ROBERT L. KLOSTERMAN       Officer)

                              CONSULTING AGREEMENT

     This consulting agreement (this "Agreement") is made the 14th day of January, 2000 by and between Parks America! Inc., (the "Company"), and Market Management International, Inc. (the "Consultant").

RECITALS

     WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

     WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

AGREEMENT

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

          1.   TERM
               The term of this Agreement shall commence on the date hereof and end on June 30, 2000.

          2.   CONSULTING SERVICES

               (a) Long range corporate planning and business development, including but not limited to the development of corporate strategy, market direction and implantation of business plans;

                    Review and analysis of potential markets and customers in such markets.

                    Review of operations and analysis of deviations from the business plan for such markets.

               (b) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 100,000 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-89 under the Securities Act of 1933.

               (c) Issuance. Issuance and delivery of the Common Stock shall be within 45 days of the full reporting date of the company, at which time, the Company shall deliver to the Consultant:

                    (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and

                    (ii)evidence  that the Shares have been  registered  on Form
                         S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

               (d) Expenses. During the term of the Consultant's engagement hereunder. The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

3.   CONFIDENTIAL INFORMATION

(a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. THE Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

(b)  Exclusions.  For  purposes  of this  paragraph  3,  the  term  Confidential
     Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

(c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

(d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

4.   REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

     (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

     (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

     (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

     (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgement, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

     (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

5.   FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

6.   SUPPLYING INFORMATION

     The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

7.   INDEMNIFICATION

     (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgements, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgements, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, bu in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

8.   INDEPENDENT CONTRACTOR STATUS

     It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

     The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

9.   NOTICE

     All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant:           Market Management International, Inc.
                                           Box 2004
                                           Winter Park, Florida 32890

                  To the Company:          Parks America! Inc.
                                           Box 1400
                                           Eagle, Idaho 83616

10.  MISCELLANEOUS

     (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

     (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

     (d)  Binding Effect.  This Agreement shall bind and inure to the benefit of
          the   parties   hereto   and  their   respective   heirs,   executors,
          administrators, successors and assigns.

     (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

     (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys's fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

     (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

     (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

     (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                           PARKS AMERICA! INC.

                                           By:/s/ Robert Klosterman
                                             ------------------------
                                           Its:President


                                           MARKET MANAGEMENT INTERNATIONAL, INC.

                                           By:/s/ Tom Tedrow
                                             ------------------------
                                           Its:President

                              CONSULTING AGREEMENT

     This consulting agreement (this "Agreement") is made the 14th day of January, 2000 by and between Parks America! Inc., (the "Company"), and Forbes Investments, Ltd. (the "Consultant").

RECITALS

     WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

     WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

AGREEMENT

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1.   TERM

          The term of this Agreement shall commence on the date hereof and end on December 31, 2000.

     2.   CONSULTING SERVICES

          (a) Long range corporate planning and business development, including but not limited to the development of corporate strategy, market direction and implantation of business plans;

          Review and analysis of potential markets and customers in such markets.

          Review of operations and analysis of deviations from the business plan for such markets.

          (b) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 250,000 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-89 under the Securities Act of 1933.

          (c) Issuance. Issuance and delivery of the Common Stock shall be within 45 days of the full reporting date of the company, at which time, the Company shall deliver to the Consultant:

               (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and

               (ii)evidence  that the Shares have been registered on Form S-8 to
               be  filed  upon  issuance  of  the  Shares  to  the   Consultant,
               registering for resale thereof.

          (d) Expenses. During the term of the Consultant's engagement hereunder. The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

3.   CONFIDENTIAL INFORMATION

     (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. THE Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

     (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

     (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

     (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

4.   REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

     (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

     (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

     (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

     (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgement, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

     (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

5.   FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

6.   SUPPLYING INFORMATION

     The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

7.   INDEMNIFICATION

     (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgements, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgements, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, bu in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

8.   INDEPENDENT CONTRACTOR STATUS

     It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

     The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

9.   NOTICE

     All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant:                   Forbes Investments, Ltd.
                                                   Suite 4703 Central Plaza
                                                   18 Harbour Road
                                                   Wanchai, Hong Kong

                  To the Company:                  Parks America! Inc.
                                                   Box 1400
                                                   Eagle, Idaho 83616

10.  MISCELLANEOUS

     (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

     (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

     (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

     (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys's fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

     (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

     (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

     (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                              PARKS AMERICA! INC.

                                              By:/s/ Robert Klosterman
                                                -------------------------
                                              Its:President


                                              Forbes Investments, Ltd.

                                              By:/s/ Jeff Martin
                                                -------------------------
                                              Its:President

                              CONSULTING AGREEMENT

     This consulting agreement (this "Agreement") is made the 14th day of January, 2000 by and between Parks America! Inc., (the "Company"), and Shipwright Assets, Ltd. (the "Consultant").

RECITALS

     WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

     WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

AGREEMENT

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1.   TERM

          The term of this Agreement shall commence on the date hereof and end on December 31, 2000.

     2.   CONSULTING SERVICES

          (a) Long range corporate planning and business development, including but not limited to the development of corporate strategy, market direction and implantation of business plans;

          Review and analysis of potential markets and customers in such markets.

          Review of operations and analysis of deviations from the business plan for such markets.

          (b) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 250,000 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-89 under the Securities Act of 1933.

          (c) Issuance. Issuance and delivery of the Common Stock shall be within 45 days of the full reporting date of the company, at which time, the Company shall deliver to the Consultant:

          (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and

          (ii)evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

     (d) Expenses. During the term of the Consultant's engagement hereunder. The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

3.   CONFIDENTIAL INFORMATION

     (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. THE Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

     (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

     (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

     (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

4.   REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

     (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

     (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

     (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

     (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgement, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

     (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

5.   FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

6.   SUPPLYING INFORMATION

     The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

7.   INDEMNIFICATION

     (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgements, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgements, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, bu in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

8.   INDEPENDENT CONTRACTOR STATUS

     It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

     The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

9.   NOTICE

     All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant:                        Shipwright Assets, Ltd.
                                                        Suite 4703 Central Plaza
                                                        18 Harbour Road
                                                        Wanchai, Hong Kong

                  To the Company:                       Parks America! Inc.
                                                        Box 1400
                                                        Eagle, Idaho 83616

10.  MISCELLANEOUS

     (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

     (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

     (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

     (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys's fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

     (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

     (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

     (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                            PARKS AMERICA! INC.

                                            By:/s/ Robert Klosterman

                                            Its:President


                                            Shipwright Assets, Ltd.

                                            By:/s/ Tom Tedrow

                                            Its:Managing Director

                                January 28, 2000


Parks America! Inc.
Box 1400
Eagle, Idaho 83616

     Re:  Form S-8 Registration Statement

Gentlemen:

     You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Parks America! Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1. 600,000 shares of common stock, $.0001 par value (the "Shares") issuable pursuant to a Consulting Agreements dated January 14, 2000 (the "Agreements").

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the  foregoing,  it is our opinion  that,  after the  Registration
Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                  Sincerely,

                                                  VANDERKAM & SANDERS

                                                  /s/ Vanderkam & Sanders

                          INDEPENDENT AUDITORS' CONSENT


As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Wincanton Corporation (now Parks America! Inc.), which report appears in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999, and to all references to this firm included in such Registration Statement.

                                            /s/ Mark Bailey & Co Ltd.

                                            MARK BAILEY & CO LTD.








January 31, 2000
Reno, Nevada